UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2011

NSTAR

(Exact name of registrant as specified in its charter)

Massachusetts	001-14768	04-3466300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
800 Boylston Street, Boston, Massachusetts	02199
(Address of principal executive offices)	(Zip Code)

(617) 424-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8

Other Events

Item 8.01

Other Events.

On April 8, 2011, Northeast Utilities and NSTAR issued a joint news release announcing a supplemental filing related to the proposed Northeast Utilities - NSTAR merger made today by the companies with the Massachusetts Department of Public Utilities.  The filing provides more detailed information about the customer and environmental benefits of the proposed merger, as well as short-term and long-term savings anticipated to result from the merger.  A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is filed herein as an exhibit under Item 9.01.

For further information regarding the proposed Northeast Utilities - NSTAR merger, please refer to NSTAR’s Definitive Proxy Statement filed on Form DEFM14A on January 5, 2011, and Form 10-K filed on February 10, 2011.

Section 9

Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description
99.1	Joint news release, dated April 8, 2011, issued by Northeast Utilities and NSTAR announcing a supplemental filing made today by the companies with the Massachusetts Department of Public Utilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSTAR
(Registrant)
Date: April 8, 2011	By	/s/ R. J. WEAFER, JR.
Robert J. Weafer, Jr.
Vice President, Controller
and Chief Accounting Officer